                                                                      EXHIBIT 11

     A reconciliation of basic and diluted earnings per share for the three-month periods ending, March 31 follows:

                                                                             1998          1997
                                                                         ------------- -------------
                                                                                (unaudited)
                                                                         ---------------------------
      Basic earnings per share
         Net income                                                       $ 2,433,000   $ 2,134,000
                                                                          ===========   ===========
         Shares outstanding                                                 4,612,000     4,542,000
                                                                          ===========   ===========
         Per share amount                                                 $       .53   $       .47
                                                                          ===========   ===========

       Diluted earnings per share
         Net income                                                       $ 2,433,000   $ 2,134,000
                                                                          ===========   ===========
         Shares outstanding                                                 4,612,000     4,542,000
         Effect of dilutive securities - stock options                         60,000        54,000
                                                                          -----------   -----------
                                                                            4,672,000     4,596,000
                                                                          ===========   ===========
         Per share amount                                                 $       .52   $       .46
                                                                          ===========   ===========

